EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia 20171
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 27, 2008 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of National Rural Utilities Cooperative Finance Corporation and subsidiaries as of and for the year ended May 31, 2008, and to the reference to us under the heading “Experts’’ in the Prospectus, which is part of this Registration Statement.
November 24, 2008

/s/ DELOITTE & TOUCHE LLP